SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-CH ENERGY GROUP, INC.
          GAMCO ASSET MANAGEMENT INC.
                      10/04/06              800-           52.1450
                      10/03/06              200-           51.4100
                       9/25/06            1,000-           51.4200
                       9/21/06           22,000-           51.0600
                       9/20/06              100-           50.6100
                       9/11/06              500-           47.4900
                       8/28/06              500-           47.7000
                       8/22/06              500-           48.6700
                       8/18/06            1,000-           48.2000
                       8/17/06              300-           48.7667
                       8/15/06            3,000-           48.9600
                       8/07/06              400-           48.7600
                       8/07/06            1,000-           48.7120
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                      10/04/06            9,000-           52.1600
                      10/03/06            8,000-           51.2200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.